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                                  Ex-99.B.4.17

                                        A
                         NORTHERN LIFE INSURANCE COMPANY
                                 A Stock Company
Home Office:                                           ReliaStar Service Center:
1501 4th Avenue, Suite 1000                                        P.O. Box 5050
Seattle, WA 98101-3620                            Minot, North Dakota 58702-5050



                   ONE YEAR STEP UP DEATH BENEFIT ENDORSEMENT

This Endorsement is part of your Contract. The provisions of this Endorsement supersede any conflicting provisions in your contract or in any prior endorsement.

"We" are the Northern Life Insurance Company.

"You" are the Owner of the Contract according to our records.

The following is added to the Section of your contract called Payments at Death:

A.     GENERAL
                                       At the Beneficiary's election,
                                       distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

B.     DEFINITION OF TERMS
         1. DEATH BENEFIT FEE
                                       The Death Benefit Fee is the fee charged for this Endorsement. It is equal to an annual rate of ##### of your average daily Variable Account Contract Value. The Death Benefit Fee is charged monthly.

                                       The Death Benefit Fee is deducted from
                                       the Variable Account Sub-Accounts in
                                       proportion to each account's
                                       proportionate percentage of Variable
                                       Account Contract Value as of the
                                       Valuation Date immediately preceding the date of deduction.

                                       If there is no Variable Account Contract
                                       Value as of the date of the deduction,
                                       the deduction will be made from the Fixed
                                       Account Contract Value in proportion to
                                       each account's proportionate percentage
                                       of Fixed Account Contract Value.

                                       If there is no Variable Account Contract
                                       Value during the entire month prior to
                                       the date of the deduction, no Death
                                       Benefit Fee will be deducted for that
                                       month.



Form No. 13084 7-99                 One Year Step Up Death Benefit Endorsement 1
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ONE YEAR STEP UP DEATH BENEFIT ENDORSEMENT (CONTINUED)

         2. ADJUSTED PURCHASE
            PAYMENT TOTAL
                                       The initial Adjusted Purchase Payment
                                       Total is equal to the amount of the first
                                       Purchase Payment we receive. The Adjusted
                                       Purchase Payment Total is increased by
                                       the amount of each subsequent Purchase
                                       Payment. The Adjusted Purchase Payment
                                       Total is decreased by each Annual
                                       Contract Charge. For each partial
                                       withdrawal, the Adjusted Purchase Payment
                                       Total is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                                       1.    A is the Contract Value immediately
                                             after a partial withdrawal; and

                                       2.    B is the Contract Value immediately
                                             before a partial withdrawal.

         3. RESET CONTRACT
            ANNIVERSARY
                                       The Reset Contract Anniversary is the
                                       Contract Value on the first Contract
                                       Anniversary immediately preceding your
                                       death.

         4. RESET DEATH
            BENEFIT
                                       On the Reset Contract Anniversary, the
                                       Reset Death Benefit is equal to the
                                       Contract Value.

                                       The Reset Death Benefit is increased by
                                       the amount of each Purchase Payment made after the Reset Contract Anniversary.

                                       For each partial withdrawal taken after
                                       the Reset Contract Anniversary, the Reset
                                       Death Benefit is reduced by multiplying
                                       it by the fraction A divided by B, (A/B), where:

                                       1.    A is the Contract Value immediately
                                             after the partial withdrawal; and

                                       2.    B is the Contract Value immediately
                                             before the partial withdrawal.

C.     DEATH BENEFIT
       BEFORE THE START DATE
                                       The amount of the death benefit is
                                       defined as follows:

                                       1.   If you die on or before the first
                                            day of the month following your 80th
                                            birthday, the death benefit is the
                                            greater of A, B, or C, less any
                                            Outstanding Loan Balance where:

                                            a.   A is the Contract Value on the
                                                 Death Benefit Valuation Date;
                                                 or

                                            b.   B is the Adjusted Purchase
                                                 Payment Total; or

                                            c.   C is the Reset Death Benefit.




Form No. 13084 7-99                 One Year Step Up Death Benefit Endorsement 2
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ONE YEAR STEP UP DEATH BENEFIT ENDORSEMENT (CONTINUED)

                                       2.   If you die after the first day of
                                            the month following your 80th
                                            birthday, the death benefit is the
                                            greater of A or B, less any
                                            Outstanding Loan Balance, where:

                                            a.    A is the Contract Value on the
                                                  Death Benefit Valuation Date;
                                                  or

                                            b.    B is the Adjusted Purchase
                                                  Payment.
D.     DEATH BENEFIT VALUATION DATE
                                       The Death Benefit Valuation Date is the
                                       Valuation Date following the date we
                                       receive the later of:

                                       1.   Proof of your death; or

                                       2.   The Beneficiary's written request in
                                            a form which we approve for:

                                            a.    A single sum payment; or

                                            b.    An annuity payout permitted by
                                                  Code Section 401(a)(9).
E.     PAYMENT OF DEATH BENEFIT
                                       If the Beneficiary elects a single sum
                                       payment of the death benefit, we will
                                       make payment within seven days after the Death Benefit Valuation Date.

                                       If an annuity payout is requested, it may be any annuity payout:

                                       1.   That could have been selected under
                                            Section 8; and

                                       2.   Which is permitted by Code Sections
                                            401(a)(9), 408(b)(10), and the
                                            regulations thereunder.

F.     DEATH BENEFIT ON OR
       AFTER THE START DATE
                                       On or after the Start Date, the amount of the death benefit, if any, is governed by the annuity payout in effect on the date of your death.

The amount of the death benefit, if any, following the Start Date, is governed by the annuity payout in effect on the date of your death.

Notwithstanding anything else in your Contract, the provisions of this Endorsement are controlling.

All other terms and conditions as defined in this Contract remain unchanged, unless otherwise defined in this Endorsement.



                                                     ASD
                                                       Secretary



Form No. 13084 7-99                 One Year Step Up Death Benefit Endorsement 3